Exhibit 99.1

Avnet Reports Fourth Quarter and Fiscal 2025 Financial Results

Fourth quarter sales of $5.6 billion and diluted EPS of $0.07

Adjusted diluted EPS of $0.81 for the fourth quarter

Farnell returns to year-over-year sales and operating income margin growth

PHOENIX – August 6, 2025 – Avnet, Inc. (Nasdaq: AVT) today announced results for its fourth quarter and fiscal year 2025 ended June 28, 2025.

“In fiscal year 2025, we executed well given the overall market environment, and I want to express my gratitude to our team for their dedication in supporting our supplier and customer partners. Thanks to their efforts, we managed costs effectively and made progress on working capital optimization to enhance operating cash flow,” said Avnet Chief Executive Officer Phil Gallagher. “We remain optimistic about the recovery led by steady growth in our Asia region and the return of Farnell to year-over-year growth, which enabled us to surpass the high end of our fourth-quarter sales and earnings guidance. We are encouraged by these positive signals as we start the new fiscal year.”

Fiscal Fourth Quarter Key Financial Highlights:

●	Sales of $5.6 billion, compared with $5.6 billion in the prior year quarter.
o	Fourth consecutive quarter of year-over-year sales growth in Asia.
●	Diluted earnings per share of $0.07, compared with $0.91 in the prior year quarter.
o	Adjusted diluted earnings per share of $0.81, compared with $1.22 in the prior year quarter.
●	Operating income margin of 1.3%, compared with 3.0% in the prior year quarter.
o	Adjusted operating income margin of 2.5%, compared with 3.5% in the prior year quarter.
●	Generated $139 million of cash flow from operations.
●	Returned $50 million to shareholders from share repurchases, representing 1.3% of shares outstanding.
●	Returned $28 million to shareholders in dividends.

Fiscal 2025 Key Financial Highlights:

●	Sales of $22.2 billion, compared with $23.8 billion in the prior year.
●	Diluted earnings per share of $2.75, compared with $5.43 in the prior year.
o	Adjusted diluted earnings per share of $3.44, compared with $5.34 in the prior year.
●	Operating income margin of 2.3%, compared with 3.6% in the prior year.
o	Adjusted operating income margin of 2.8%.
●	Generated $725 million of cash flow from operations.

●	Returned $301 million to shareholders from share repurchases, representing 6.7% of shares outstanding.
●	Returned $113 million to shareholders in dividends.
●	Reduced inventories by $414 million in constant currency.

Key Financial Metrics

($ in millions, except per share data)

Fourth Quarter Results (GAAP)
	Jun – 25	Jun – 24	Change Y/Y		Mar – 25	Change Q/Q
Sales	$5,617.8	$5,563.0	1.0%		$5,315.4	5.7%
Operating Income	$73.5	$164.2	(55.3)%		$143.3	(48.7)%
Operating Income Margin	1.3%	3.0%	(164)	bps	2.7%	(139)	bps
Diluted Earnings Per Share (EPS)	$0.07	$0.91	(92.3)%		$1.01	(93.1)%
Fourth Quarter Results (Non-GAAP)(1)
	Jun – 25	Jun – 24	Change Y/Y		Mar – 25	Change Q/Q
Adjusted Operating Income	$142.9	$193.4	(26.1)%		$152.7	(6.5)%
Adjusted Operating Income Margin	2.5%	3.5%	(94)	bps	2.9%	(33)	bps
Adjusted Diluted Earnings Per Share (EPS)	$0.81	$1.22	(33.6)%		$0.84	(3.6)%
Segment and Geographical Mix
	Jun – 25	Jun – 24	Change Y/Y		Mar – 25	Change Q/Q
Electronic Components (EC) Sales	$5,231.3	$5,187.8	0.8%		$4,948.7	5.7%
EC Operating Income Margin	3.0%	4.1%	(105)	bps	3.5%	(48)	bps
Farnell Sales	$386.5	$375.2	3.0%		$366.7	5.4%
Farnell Operating Income Margin	4.3%	4.0%	25	bps	3.0%	129	bps
Americas Sales	$1,327.0	$1,353.8	(2.0)%		$1,274.2	4.2%
EMEA Sales	$1,599.7	$1,920.3	(16.7)%		$1,559.0	2.6%
Asia Sales	$2,691.1	$2,288.9	17.6%		$2,482.2	8.4%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the First Quarter of Fiscal 2026 Ending on September 27, 2025

	Guidance Range	Midpoint
Sales	$5.55B – $5.85B	$5.70B
Adjusted Diluted EPS (1)	$0.75 – $0.85	$0.80

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance implies sequential sales growth of approximately 2% at the midpoint and assumes sales growth across all regions.

The above guidance also excludes restructuring, integration and other expenses, foreign currency gains and losses, and certain income tax adjustments. The above guidance assumes similar interest expense to the fourth quarter of fiscal 2025 and an adjusted effective tax rate of between 22% and 26%. The above guidance assumes 85 million average diluted shares outstanding and average currency exchange rates as shown in the table below:

	Q1 Fiscal
	2026	Q4 Fiscal	Q1 Fiscal
	Guidance	2025	2025
Euro to U.S. Dollar	$1.16	$1.13	$1.10
GBP to U.S. Dollar	$1.33	$1.33	$1.30

Today’s Conference Call and Webcast Details

Avnet will host a conference call and webcast today at 9:00 a.m. PT / Noon ET to discuss its financial results, provide a business update and answer questions.

●	Live conference call: 877-407-8112 (domestic) or 201-689-8840 (international)
●	Live webcast along with slides can be accessed via Avnet’s Investor Relations website at https://ir.avnet.com
●	An audio replay of the webcast will be available after the completion of the call and archived on the website for one year

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations, and business of the Company. You can find many of these statements by looking for words like “believes,” “projected,” “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates,” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2024 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, tariffs, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures, and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers, and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization, and relocation efforts; risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations, and upgrades; general economic and business conditions (domestic, foreign, and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity, and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for more than a century. Through regional and specialized businesses around the world, we support customers and suppliers at every stage of the product lifecycle. We help companies adapt to change and accelerate the design and supply stages of product development. With a unique viewpoint from the center of the technology value chain, Avnet is a trusted partner that solves complex design and supply chain issues so customers can realize revenue faster. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contact

InvestorRelations@Avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fourth Quarters Ended		Years Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024

	(Thousands, except per share data)
Sales	$5,617,795	$5,562,977	$22,200,754	$23,757,129
Cost of sales	5,024,111	4,920,097	19,815,798	20,990,687
Gross profit	593,684	642,880	2,384,956	2,766,442
Selling, general and administrative expenses	451,171	450,274	1,762,386	1,869,525
Restructuring, integration, and other expenses	69,061	28,417	108,316	52,550
Operating income	73,452	164,189	514,254	844,367
Other (expense) income, net	(7,604)	1,409	(17,283)	(15,736)
Interest and other financing expenses, net	(58,444)	(64,274)	(246,402)	(282,867)
Gain on legal settlements and other	—	—	—	86,499
Income before taxes	7,404	101,324	250,569	632,263
Income tax expense	1,315	18,659	10,352	133,564
Net income	$6,089	$82,665	$240,217	$498,699

Earnings per share:
Basic	$0.07	$0.92	$2.78	$5.51
Diluted	$0.07	$0.91	$2.75	$5.43

Shares used to compute earnings per share:
Basic	84,112	90,092	86,266	90,567
Diluted	85,058	91,122	87,413	91,837
Cash dividends paid per common share	$0.33	$0.31	$1.32	$1.24

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 28,	June 29,
	2025	2024

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$192,428	$310,941
Receivables	4,327,450	4,391,187
Inventories	5,235,485	5,468,730
Prepaid and other current assets	263,374	199,694
Total current assets	10,018,737	10,370,552
Property, plant and equipment, net	667,247	568,169
Goodwill	837,031	780,984
Operating lease assets	201,896	208,971
Other assets	393,642	280,471
Total assets	$12,118,553	$12,209,147

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$87,284	$492,711
Accounts payable	3,487,419	3,345,510
Accrued expenses and other	497,154	573,055
Short-term operating lease liabilities	56,247	53,993
Total current liabilities	4,128,104	4,465,269
Long-term debt	2,574,729	2,406,629
Long-term operating lease liabilities	159,449	173,886
Other liabilities	244,776	237,859
Total liabilities	7,107,058	7,283,643
Shareholders’ equity	5,011,495	4,925,504
Total liabilities and shareholders’ equity	$12,118,553	$12,209,147

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended
	June 28,	June 29,
	2025	2024

	(Thousands)
Cash flows from operating activities:
Net income	$240,217	$498,699

Non-cash and other reconciling items:
Depreciation and amortization	71,616	86,708
Amortization of operating lease assets	53,579	53,796
Deferred income taxes	(105,412)	(9,749)
Stock-based compensation	36,399	33,496
Other, net	25,942	15,800
Changes in (net of effects from businesses acquired and divested):
Receivables	183,533	316,218
Inventories	409,553	(51,203)
Accounts payable	101,702	4,496
Accrued expenses and other, net	(292,625)	(258,277)
Net cash flows provided by operating activities	724,504	689,984

Cash flows from financing activities:
Borrowings (repayments) under accounts receivable securitization, net	84,900	(140,700)
Repayments under senior unsecured credit facility, net	(357,299)	(43,277)
(Repayments) borrowings under bank credit facilities and other debt, net	(2,451)	27,491
Repurchases of common stock	(303,490)	(162,723)
Dividends paid on common stock	(113,310)	(111,963)
Other, net	(1,876)	(2,627)
Net cash flows used for financing activities	(693,526)	(433,799)

Cash flows from investing activities:
Purchases of property, plant and equipment	(147,474)	(226,478)
Other, net	10,347	994
Net cash flows used for investing activities	(137,127)	(225,484)

Effect of currency exchange rate changes on cash and cash equivalents	(12,364)	(7,990)
Cash and cash equivalents:
— (decrease) increase	(118,513)	22,711
— at beginning of period	310,941	288,230
— at end of period	$192,428	$310,941

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted other income (expense), (iii) adjusted income before income taxes, (iv) adjusted income tax expense (benefit), and (v) adjusted diluted earnings per share.

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes sales in constant currency is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income adjusted for restructuring, integration and other expenses, and amortization of acquired intangible assets, is a useful measure to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, and amortization of acquired intangible assets and other.

Management also believes income tax expense (benefit), net income and diluted earnings per share adjusted for the impact of the items described above, gain on legal settlements and other, foreign currency gains and losses and certain items impacting income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the effective tax rate based upon the expected long-term adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income divided by sales and the adjusted effective income tax rate, which is defined as adjusted income tax expense divided by adjusted income before income taxes.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Fiscal	Quarters Ended
	Year to Date	June 28,	March 29,	December 28,	September 28,
	2025*	2025	2025	2024	2024

	($ in thousands, except per share amounts)
GAAP operating income	$514,254	$73,452	$143,251	$155,327	$142,225
Restructuring, integration, and other expenses	108,316	69,061	9,110	3,794	26,351
Amortization of intangible assets	1,463	364	364	366	368
Adjusted operating income	624,033	142,877	152,725	159,487	168,944

GAAP other expense, net	$(17,283)	$(7,604)	$(3,992)	$(2,645)	$(3,043)
Foreign currency loss	29,631	12,811	6,933	5,104	4,783
Adjusted other income, net	12,348	5,207	2,941	2,459	1,740

GAAP income before income taxes	$250,569	$7,404	$78,144	$90,283	$74,738
Restructuring, integration, and other expenses	108,316	69,061	9,110	3,794	26,351
Amortization of intangible assets	1,463	364	364	366	368
Foreign currency loss	29,631	12,811	6,933	5,104	4,783
Adjusted income before income taxes	389,979	89,640	94,551	99,547	106,240

GAAP income tax expense (benefit)	$10,352	$1,315	$(9,775)	$3,030	$15,782
Restructuring, integration, and other expenses	20,671	10,397	2,475	1,142	6,657
Amortization of intangible assets	345	86	86	86	87
Foreign currency loss	8,800	3,796	1,762	1,630	1,612
Income tax expense items, net	49,527	5,023	27,199	17,007	298
Adjusted income tax expense	89,695	20,617	21,747	22,895	24,436

GAAP net income	$240,217	$6,089	$87,919	$87,253	$58,956
Restructuring, integration, and other expenses (net of tax)	87,645	58,664	6,635	2,652	19,694
Amortization of intangible assets (net of tax)	1,117	278	278	280	281
Foreign currency loss (net of tax)	20,831	9,015	5,171	3,474	3,171
Income tax expense items, net	(49,527)	(5,023)	(27,199)	(17,007)	(298)
Adjusted net income	300,283	69,023	72,804	76,652	81,804

GAAP diluted earnings per share	$2.75	$0.07	$1.01	$0.99	$0.66
Restructuring, integration, and other expenses (net of tax)	1.01	0.69	0.08	0.03	0.22
Amortization of intangible assets (net of tax)	0.01	0.00	0.00	0.00	0.00
Foreign currency loss (net of tax)	0.24	0.11	0.06	0.04	0.04
Income tax expense items, net	(0.57)	(0.06)	(0.31)	(0.19)	(0.00)
Adjusted diluted EPS	3.44	0.81	0.84	0.87	0.92

* May not foot/cross foot due to rounding.

		Quarters Ended
	Fiscal Year	June 29,	March 30,	December 30,	September 30,
	2024*	2024*	2024*	2023	2023

	($ in thousands, except per share amounts)
GAAP operating income	$844,367	$164,189	$190,151	$236,257	$253,769
Restructuring, integration, and other expenses	52,550	28,417	11,847	5,235	7,051
Amortization of intangible assets	3,130	828	712	712	878
Adjusted operating income	900,047	193,434	202,710	242,204	261,698

GAAP other (expense) income, net	$(15,736)	$1,409	$(14,707)	$(8,397)	$5,960
Foreign currency loss (gain) and other, net	27,730	680	17,850	9,200	—
Adjusted other (expense) income, net	11,994	2,089	3,143	803	5,960

GAAP income before income taxes	$632,263	$101,324	$101,948	$153,558	$275,432
Restructuring, integration, and other expenses	52,550	28,417	11,847	5,235	7,051
Amortization of intangible assets	3,130	828	712	712	878
Foreign currency loss (gain) and other, net	27,730	680	17,850	9,200	—
Gain on legal settlements and other	(86,499)	—	—	—	(86,499)
Adjusted income before income taxes	629,174	131,249	132,357	168,705	196,862

GAAP income tax expense	$133,564	$18,659	$13,114	$35,627	$66,164
Restructuring, integration, and other expenses	13,000	7,251	2,772	1,274	1,703
Amortization of intangible assets	700	185	156	156	203
Foreign currency loss (gain) and other, net	7,373	88	5,251	2,034	—
Gain on legal settlements and other	(20,434)	—	—	—	(20,434)
Income tax expense items, net	4,992	(6,489)	10,472	1,399	(390)
Adjusted income tax expense	139,195	19,694	31,765	40,490	47,246

GAAP net income	$498,699	$82,665	$88,834	$117,931	$209,268
Restructuring, integration, and other expenses (net of tax)	39,550	21,166	9,075	3,961	5,348
Amortization of intangible assets (net of tax)	2,430	643	556	556	675
Foreign currency loss (gain) and other, net (net of tax)	20,357	592	12,599	7,166	—
Gain on legal settlements and other (net of tax)	(66,065)	—	—	—	(66,065)
Income tax expense items, net	(4,992)	6,489	(10,472)	(1,399)	390
Adjusted net income	489,979	111,555	100,592	128,215	149,616

GAAP diluted earnings per share	$5.43	$0.91	$0.97	$1.28	$2.25
Restructuring, integration, and other expenses (net of tax)	0.43	0.23	0.10	0.04	0.06
Amortization of intangible assets (net of tax)	0.03	0.01	0.01	0.01	0.01
Foreign currency loss (gain) and other, net (net of tax)	0.22	0.01	0.14	0.08	—
Gain on legal settlements and other (net of tax)	(0.72)	—	—	—	(0.71)
Income tax expense items, net	(0.05)	0.07	(0.11)	(0.01)	0.00
Adjusted diluted EPS	5.34	1.22	1.10	1.40	1.61

* May not foot/cross foot due to rounding.

Sales in Constant Currency

The following table presents the percentage change in sales and the percentage change in sales in constant currency for the fourth quarter and fiscal year 2025 compared to the fourth quarter and fiscal year 2024.

	Quarter Ended				Year Ended
	June 28, 2025				June 28, 2025
		Sales		Sales		Sales
		Year-Year %		Sequential %		Year-Year %
	Sales	Change in	Sales	Change in	Sales	Change in
	Year-Year	Constant	Sequential	Constant	Year-Year	Constant
	% Change	Currency	% Change	Currency	% Change	Currency
Avnet	1.0%	(0.7)%	5.7%	3.3%	(6.6)%	(6.7)%
Avnet by region
Americas	(2.0)%	(2.0)%	4.2%	4.2%	(10.5)%	(10.5)%
EMEA	(16.7)%	(20.6)%	2.6%	(4.2)%	(23.7)%	(24.1)%
Asia	17.6%	16.8%	8.4%	7.8%	11.1%	11.1%
Avnet by segment
EC	0.8%	(0.8)%	5.7%	3.4%	(6.3)%	(6.4)%
Farnell	3.0%	0.8%	5.4%	1.9%	(9.5)%	(9.9)%

Historical Segment Financial Information

		Quarters Ended
	Fiscal	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Year to Date	June 28,	March 29,	December 28,	September 28,
	2025*	2025	2025	2024	2024

	($ in millions)
Sales:
Electronic Components	$20,755.0	$5,231.3	$4,948.7	$5,317.8	$5,257.1
Farnell	1,445.8	386.5	366.7	345.6	347.1
Avnet sales	$22,200.8	$5,617.8	$5,315.4	$5,663.4	$5,604.2

Operating income:
Electronic Components	$708.2	$157.0	$172.2	$181.6	$197.4
Farnell	32.8	16.5	11.0	3.5	1.9
	741.0	173.5	183.2	185.1	199.3
Corporate expenses	(116.9)	(30.6)	(30.4)	(25.6)	(30.3)
Restructuring, integration, and other expenses	(108.3)	(69.1)	(9.1)	(3.8)	(26.4)
Amortization of acquired intangible assets	(1.5)	(0.4)	(0.4)	(0.4)	(0.4)
Avnet operating income	$514.3	$73.4	$143.3	$155.3	$142.2

Sales by geographic area:
Americas	$5,300.0	$1,327.0	$1,274.2	$1,368.8	$1,329.9
EMEA	6,409.6	1,599.7	1,559.0	1,582.8	1,668.2
Asia	10,491.2	2,691.1	2,482.2	2,711.8	2,606.1
Avnet sales	$22,200.8	$5,617.8	$5,315.4	$5,663.4	$5,604.2

Sales Mix by geographic area:
Americas	23.9%	23.6%	24.0%	24.2%	23.7%
EMEA	28.9%	28.5%	29.3%	27.9%	29.8%
Asia	47.2%	47.9%	46.7%	47.9%	46.5%

* May not foot/cross foot due to rounding.

		Quarters Ended
	Fiscal	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Year	June 29,	March 30,	December 30,	September 30,
	2024*	2024	2024	2023	2023

	($ in millions)
Sales:
Electronic Components	$22,160.0	$5,187.8	$5,245.8	$5,812.1	$5,914.4
Farnell	1,597.1	375.2	407.8	392.8	421.2
Avnet sales	$23,757.1	$5,563.0	$5,653.6	$6,204.9	$6,335.6

Operating income:
Electronic Components	$947.6	$210.1	$216.9	$247.9	$272.8
Farnell	64.8	15.1	16.3	15.7	17.7
	1,012.4	225.2	233.2	263.6	290.5
Corporate expenses	(112.3)	(31.8)	(30.5)	(21.4)	(28.7)
Restructuring, integration, and other expenses	(52.6)	(28.4)	(11.8)	(5.2)	(7.1)
Amortization of acquired intangible assets	(3.1)	(0.8)	(0.7)	(0.7)	(0.9)
Avnet operating income	$844.4	$164.2	$190.2	$236.3	$253.8

Sales by geographic area:
Americas	$5,919.2	$1,353.8	$1,403.4	$1,588.5	$1,573.5
EMEA	8,395.0	1,920.3	2,053.1	2,113.6	2,308.0
Asia	9,442.9	2,288.9	2,197.1	2,502.8	2,454.1
Avnet sales	$23,757.1	$5,563.0	$5,653.6	$6,204.9	$6,335.6

Sales Mix by geographic area:
Americas	24.9%	24.3%	24.8%	25.6%	24.8%
EMEA	35.3%	34.5%	36.3%	34.1%	36.4%
Asia	39.8%	41.2%	38.9%	40.3%	38.8%

* May not foot/cross foot due to rounding.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the first quarter of fiscal 2026.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.75	$0.85
Restructuring, integration, and other expenses (net of tax)	(0.10)	(0.20)
GAAP diluted earnings per share guidance	$0.65	$0.65